Exhibit 99.1

18 E. Dover Street

Easton, Maryland 21601

Phone 410-763-7800

PRESS RELEASE

Shore Bancshares Reports Third Quarter and Nine-Month Financial Results

Easton, Maryland (10/28/2021) - Shore Bancshares, Inc. (NASDAQ - SHBI) (the “Company”) reported net income of $4.617 million or $0.39 per diluted common share for the third quarter of 2021, compared to net income of $4.031 million or $0.34 per diluted common share for the second quarter of 2021, and net income of $3.391 million or $0.27 per diluted common share for the third quarter of 2020. Net income for the first nine months of 2021 was $12.645 million or $1.08 per diluted common share, compared to net income for the first nine months of 2020 of $11.844 million or $0.95 per diluted common share. On March 3, 2021, the Company and Severn Bancorp, Inc. (“Severn”) announced that they had entered into a merger agreement pursuant to which Severn will be merged with and into the Company (the “Merger”). For the third quarter and the first nine months of 2021, the Company recorded $538 thousand and $915 thousand, respectively, in merger-related expenses and will continue to recognize additional merger-related expenses in future quarters as they are incurred. As previously reported, the Company has obtained all required regulatory approvals for the consummation of the Merger, the Company and Severn have received all required shareholder approvals and the Merger is presently expected to be consummated effective October 31, 2021.

When comparing net income for the third quarter of 2021 to the second quarter of 2021, net income increased $586 thousand, due to an increase in net interest income of $1.5 million and lower provision for credit losses of $360 thousand, which were partially offset by an increase in noninterest expense of $1.1 million. When comparing net income for the third quarter of 2021 to the third quarter of 2020, net income increased $1.2 million, primarily due to increases in net interest income of $2.3 million and noninterest income of $328 thousand, coupled with a decrease in the provision for credit losses of $1.2 million. These improvements to net income, were partially offset by an increase in almost all noninterest expense line items, adding $2.1 million in overall expenses.

“We are pleased to announce our third quarter earnings and our continuing growth trend in 2021.” said Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer. “Excluding PPP lending, loan growth is up 9.2% for the first nine months of 2021, and loan demand is showing no signs of weakening. We continue to see growth among all lines of business, as well as deposits which continue to create excess liquidity and downward pressure on our net interest margin.”

“We are also pleased to have received the approval of our shareholders for our acquisition of Severn and the issuance of shares of our common stock to Severn’s shareholders in connection with our acquisition. Our teams have been working diligently on a successful transition with limited disruptions to operations. This acquisition is just one step to enhancing our franchise value, expand our markets and business lines and provide enhanced returns for our shareholders.”

Ongoing response to COVID-19

Employees

Many of our non-branch personnel have returned to our offices and continue to practice social distancing as the Company has implemented enhanced cleaning and disinfecting procedures across all locations. Due to vaccinations and low positivity rates for COVID within our markets, we have been able to resume in-person meetings at limited capacity. We continue to have some meetings through telephonic or video conferencing. We have resumed most of our business-related travel, public events, and meetings with outside parties. In addition, we have encouraged our employees to sign-up and receive the COVID vaccine in accordance with state and local guidelines.

Banking Locations

All our branch locations remain open, with normal hours of operation. The drive-thru locations have expanded their capabilities to accommodate an array of transactions for our customers. We notified our customers of our changes in operations as well as promoted the use of online and mobile banking.

Customers

We thank our customers for their commitment and understanding as we continue to find ways to serve them as safely and securely as possible.

Loan Deferrals

As of September 30, 2021, the Company had no COVID related loan deferrals.

Small Business Administration’s Paycheck Protection Program (“PPP”)

We remain a SBA preferred lender and actively participated in the first and second PPP programs. The first round of PPP lending resulted in 1,495 loans for $129.0 million, of which 1,447 loans have been forgiven or paid down in the amount of $125.9 million as of September 30, 2021. The second round of PPP lending, which began in 2021, resulted in 959 loans for $67.3 million, of which 597 loans have been forgiven or paid down in the amount of $28.9 million. As of September 30, 2021, the Company had 410 PPP loans totaling $41.5 million that were outstanding, inclusive of loans issued during both the first and second rounds of PPP.

Share Repurchases

At the present time, all share repurchases have been suspended due to the current status of our merger with Severn. Once the merger is consummated, the Company intends to resume its current share buyback program in which $546 thousand remains available. The Board of Directors and management will re-evaluate the need for an additional stock repurchase program once the current plan is exhausted or expires.

Dividends

We currently expect to maintain our quarterly cash dividends based on our strong capital position.

Balance Sheet Review

Total assets were $2.261 billion at September 30, 2021, a $327.5 million, or 16.9%, increase when compared to $1.933 billion at the end of 2020. This growth was due to increases in both investment securities held to maturity and interest-bearing deposits with other banks of $184.8 million and $122.2 million, respectively. These increases were funded by an increase in deposits of $317.4 million.

Total deposits increased $317.4 million, or 18.7%, when compared to December 31, 2020. The increase in total deposits consisted of increases in the following categories: savings and money market accounts of $193.1 million, interest checking accounts of $69.6 million, noninterest-bearing deposits of $45.8 million and other time deposits of $8.9 million. The significant movement within deposit accounts continues to be impacted by direct government stimulus payments to our customers, new account openings and municipal deposit inflows.

Total stockholders’ equity increased $6.6 million, or 3.4%, when compared to December 31, 2020. At September 30, 2021, the ratio of total equity to total assets was 8.92% and the ratio of total tangible equity to total tangible assets was 8.15%.

Total assets at September 30, 2021 increased $432.6 million, or 23.7%, when compared to total assets at September 30, 2020, primarily the result of increases in total investment securities of $195.7 million, cash and cash equivalents of $154.4 million and loan growth of $70.9 million. In addition, other assets increased $11.6 million, primarily the result of purchasing bank owned life insurance contracts in the first quarter of 2021.

Total deposits at September 30, 2021 increased $423.9 million, or 26.6%, when compared to September 30, 2020. The increase in total deposits included growth within savings and money market accounts of $220.9 million, interest-bearing checking accounts of $104.1 million, noninterest-bearing deposits of $89.6 million and other time deposits of $9.4 million.

Total stockholders’ equity increased $2.7 million, or 1.4%, when compared to September 30, 2020, primarily attributed to positive earnings, partially offset by stock buybacks in the third and fourth quarters of 2020 and unrealized losses on available-for-sale securities.

Review of Quarterly Financial Results

Net interest income was $15.6 million for the third quarter of 2021, compared to $14.1 million for the second quarter of 2021 and $13.3 million for the third quarter of 2020. The increase in net interest income when compared to the second quarter of 2021 was primarily due to increases in interest and fees on loans of $1.1 million and interest on taxable investment securities of $223 thousand, combined with a decrease in interest expense on interest-bearing deposits of $107 thousand. The improvement in interest and fees on loans was due to an increase in the average balance of loans of $42.6 million, or 2.9%, combined with an increase of 13bps in the average yield on loans. PPP loan forgiveness had a direct impact on the improved yield and increased fee income on total loans, due to the loans forgiven during the third quarter being replaced by higher yielding traditional loans and the automatic recognition of fees net of costs which had been previously deferred. The increase in interest on taxable investment securities was due to the continued purchase of held to maturity securities during the third quarter of 2021 and the improved yield on these securities of 5bps, which resulted in an increase in the average balance in taxable investment securities of $48.1 million, or 16.8%. Due to an excess liquidity position at the Bank, management continued to purchase these taxable investment securities as an alternative investment to low-yielding interest-bearing deposits with other banks. The decrease in interest expense on interest-bearing deposits was due to a 6bps decline on rates paid on these deposits, specifically time deposits that matured and renewed at lower rates than when they originated. The increase in net interest income when comparing the third quarter of 2021 to the third quarter of 2020 was the result of higher interest and fees on loans and income from investment securities, coupled with a decrease in interest expense. The increase in interest income on loans was driven by an increase of $80.6 million in the average volume of loans, which included PPP lending. The average balance of taxable investment securities increased $198.2 million, providing $588 thousand of additional income, despite a decrease in the average yield of 56bps. The decrease in interest expenses from the third quarter of 2020 was impacted by the decrease in the rates paid on interest-bearing deposits of 27bps, which reduced expense by $521 thousand, partially offset by the addition of subordinated debt in the third quarter of 2020 of $25.0 million, which resulted in $211 thousand of additional expense for the third quarter of 2021. The Company’s net interest margin increased to 2.99% for the third quarter of 2021 from 2.91% for the second quarter of 2021 and decreased from 3.17% for the third quarter of 2020. The increase in net interest margin in the third quarter of 2021 when compared to the second quarter of 2021, was primarily due to PPP loan forgiveness and higher average yields on taxable investment securities. The decrease in net interest margin when compared to the third quarter of 2020 was primarily due to excess liquidity, which has been partially invested in investment securities at lower yields. Absent excess liquidity of $200 million, we estimate our margin for the third quarter of 2021 would have been 3.31%.

The provision for credit losses was $290 thousand for the three months ended September 30, 2021. The comparable amounts were $650 thousand and $1.5 million for the three months ended June 30, 2021 and September 30, 2020, respectively. The ratio of the allowance for credit losses to period-end loans was 1.04% at September 30, 2021, compared to 1.02% at June 30, 2021 and 0.90% at September 30, 2020. Excluding PPP loans, these ratios were 1.07% at September 30, 2021, 1.09% at June 30, 2021 and 0.98% at September 30, 2020. The decreased percentage of the allowance to total loans, excluding PPP loans, as compared to June 30, 2021, was due to slightly reduced pandemic qualitative factors within the allowance model. The increased percentage of the allowance to total loans, excluding PPP loans, as compared to September 30, 2020, was primarily due to significant loan originations in segments which carry higher reserves and pandemic related allocations prior to the end of 2020, which as mentioned, were partially reduced during the quarter. The Company reported net recoveries of $147 thousand in the third quarter of 2021, compared to net recoveries of $125 thousand in the second quarter of 2021 and net recoveries of $187 thousand for the third quarter of 2020.

At September 30, 2021 and June 30, 2021, nonperforming assets were $4.4 million and $4.9 million, respectively. The balance of nonperforming assets decreased primarily due to a decrease in nonaccrual loans of $490 thousand, or 12.4%. Accruing troubled debt restructurings (“TDRs”) decreased $588 thousand, or 9.3%, over the same time period. Other real estate owned properties remained at $203 thousand for September 30, 2021 and June 30, 2021. When comparing September 30, 2021 to September 30, 2020, nonperforming assets decreased $4.0 million, or 47.4%, primarily due to decreases in nonaccrual loans of $3.5 million, or 50.4% and loans 90 days past due and still accruing of $625 thousand, or 45.5%. Accruing TDRs decreased $1.5 million, or 20.9%, and other real estate owned increased $165 thousand, or 434.2%, over the same time period. The ratio of nonperforming assets and accruing TDRs to total assets was 0.44%, 0.53% and 0.86% at September 30, 2021, June 30, 2021 and September 30, 2020, respectively. In addition, the ratio of accruing TDRs to total loans at September 30, 2021 was 0.38%, compared to 0.43% at June 30, 2021 and 0.51% at September 30, 2020.

Total noninterest income for the third quarter of 2021 increased $6 thousand, or less than 1%, when compared to the second quarter of 2021 and increased $328 thousand, or 12.7%, when compared to the third quarter of 2020. The increase compared to the second quarter of 2021 was primarily due to higher deposit related fees, which was almost entirely offset by the absence of a debit card incentive received in the second quarter of 2021. The increase in noninterest income compared to the third quarter of 2020 was among all lines of business, but predominately service charges on deposit accounts, trust and investment fee income and other debit card interchange fees.

Total noninterest expense for the third quarter of 2021 increased $1.1 million, or 9.7%, when compared to the second quarter of 2021 and increased $2.1 million, or 21.4%, when compared to the third quarter of 2020. The increase in noninterest expense when compared to the second quarter of 2021 was primarily due to increases in salaries and wages, employee related benefits and legal and professional fees partially offset by lower merger-related costs. The increase in salaries and wages was due to the absence of deferred costs for originating PPP loans which occurred in the second quarter of 2021, as well as additional accruals related to incentive payouts and bonuses for employees. The increase in employee benefits was the result of higher supplemental executive retirement plan costs in the third quarter of 2021 as compared to the second quarter of 2021. The increase in noninterest expenses when compared to the third quarter of 2020 was primarily driven by salaries and wages, employee benefits, furniture and fixtures, FDIC insurance premiums and merger-related expenses. As previously mentioned, salaries and wages were impacted by originations of PPP loans in 2020 as well as incentive accruals for 2021. FDIC insurance premiums increased due to a higher assessment base and renovations of a couple branches incurred higher furniture and fixtures which were below our capitalization limit.

Review of Nine-Month Financial Results

Net interest income for the first nine months of 2021 was $43.5 million, an increase of $4.7 million, or 12.0% when compared to the first nine months of 2020. The increase was due to higher total interest income of $3.6 million, specifically loans of $2.4 million and taxable investment securities of $1.3 million. Total interest expense decreased $1.1 million, due to the average rates paid on interest-bearing deposits which declined by 33bps, partially offset by the addition of subordinated debt in the third quarter of 2020 of $25 million, which increased interest expense by $827 thousand. The Company’s net interest margin decreased to 2.97% for the first nine-months of 2021, compared to 3.35% for the first nine-months of 2020. The primary factor impacting the net interest margin was the average yield on earnings assets which declined 55bps. Although the average yield on loans only declined 10bps, investment in taxable securities declined 66bps, while interest-bearing deposits with other banks declined 24bps. The Company believes this is a temporary liquidity issue as the Bank has experienced an increase of $423.9 million in deposits since September 30, 2020. The average cost of deposits has helped mitigate the declining net interest margin, due to lower average rates paid on core and time deposits and significant growth in noninterest-bearing deposits.

The provision for credit losses for the nine months ended September 30, 2021 and 2020 was $1.4 million and $2.9 million, respectively, while net recoveries were $272 thousand and net charge offs were $580 thousand, respectively. The decrease in provision for credit losses was the result of recoveries in 2021 compared to charge-offs in 2020 and increases in qualitative factors related to the pandemic in 2020. The ratio of allowance to total loans increased from 0.90% at September 30, 2020, to 1.04% at September 30, 2021. Excluding PPP loans, the ratio of the allowance for credit losses to period-end loans was 1.07% at September 30, 2021, higher than the 0.98% at September 30, 2020. The primary drivers for the increase in the percentage of allowance for credit losses to total loans were significant commercial real estate loan growth during 2021, as well as increases in pandemic related qualitative factors prior to the end of 2020. Management will continue to evaluate the adequacy of the allowance for credit losses as more economic data becomes available and as changes within the Company’s portfolio are known.

Total noninterest income for the nine months ended September 30, 2021 increased $667 thousand, or 8.7%, when compared to the same period in 2020. The increase in noninterest income primarily consisted of higher trust and investment fee income, deposit related fees and service charges on other bank services, partially offset by a gain on sale of securities of $347 thousand in 2020. The increase in deposit related fees and other bank service charges are mostly due to the local government-imposed shutdowns in 2020 and a return to a more normalized local economy and consumer demand for products and services in 2021.

Total noninterest expense for the nine months ended September 30, 2021 increased $5.5 million, or 19.6%, when compared to the same period in 2020. The increase was mainly the result of lower PPP loan originations, which resulted in lower deferred loan origination costs in salaries for all instances and wages, higher data processing costs and FDIC insurance premiums due to significant increases in new and existing deposit accounts and higher occupancy costs due a new branch lease in Ocean City, Maryland which will open in 2022. In addition, as previously mentioned, during the first nine months of 2021 the Company recorded merger-related expenses of $915 thousand due to the pending acquisition of Severn.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland's Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Further, given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be fully reopened. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, we could be subject to any of the following risks, any of which could have a material, adverse effect on our business, financial condition, liquidity, and results of operations: the demand for our products and services may decline, making it difficult to grow assets and income; if the economy is unable to substantially reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; our allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect our net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to us; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities, reducing our net interest margin and spread and reducing net income; our cyber security risks are increased as the result of an increase in the number of employees working remotely; and FDIC premiums may increase if the agency experience additional resolution costs.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

For further information contact: Edward Allen, Executive Vice President and Chief Financial Officer, 410-763-7800

Shore Bancshares, Inc.

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2021	2020	Change		2021	2020	Change
PROFITABILITY FOR THE PERIOD
Net interest income	$15,589	$13,283	17.4%		$43,491	$38,832	12.0%
Provision for credit losses	290	1,500	(80.7)		1,365	2,850	(52.1)
Noninterest income	2,909	2,581	12.7		8,369	7,702	8.7
Noninterest expense	11,934	9,831	21.4		33,309	27,843	19.6
Income before income taxes	6,274	4,533	38.4		17,186	15,841	8.5
Income tax expense	1,657	1,142	45.1		4,541	3,997	13.6
Net income	$4,617	$3,391	36.2		$12,645	$11,844	6.8

Return on average assets	0.84%	0.76%	8	bp	0.81%	0.96%	(15	)bp
Return on average assets excluding merger expenses - Non-GAAP (2)	0.94	0.76	18		0.87	0.96	(9)
Return on average equity	9.12	6.71	241		8.53	7.99	54
Return on average tangible equity - Non-GAAP (1), (2)	11.12	7.63	349		10.15	9.09	106
Net interest margin	2.99	3.17	(18)		2.97	3.35	(38)
Efficiency ratio - GAAP	64.52	61.97	255		64.23	59.83	440
Efficiency ratio - Non-GAAP (1), (2)	60.92	61.05	(13)		61.66	59.26	240

PER SHARE DATA
Basic and diluted net income per common share	$0.39	$0.27	44.4%		$1.08	$0.95	13.7%

Dividends paid per common share	$0.12	$0.12	—		$0.36	$0.36	—
Book value per common share at period end	17.15	16.28	5.3
Tangible book value per common share at period end - Non-GAAP (1)	15.55	14.69	5.9
Market value at period end	17.73	10.98	61.5
Market range:
High	18.00	11.77	52.9		18.10	17.56	3.1
Low	16.35	9.14	78.9		12.99	7.63	70.2

AVERAGE BALANCE SHEET DATA
Loans	$1,487,281	$1,406,683	5.7%		$1,461,083	$1,348,362	8.4%
Investment securities	334,205	136,017	145.7		283,104	124,487	127.4
Earning assets	2,071,505	1,670,194	24.0		1,963,727	1,553,974	26.4
Assets	2,184,448	1,771,944	23.3		2,074,635	1,652,876	25.5
Deposits	1,943,225	1,548,072	25.5		1,836,748	1,434,515	28.0
Stockholders' equity	200,881	201,079	(0.1)		198,087	198,095	(0.0)

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$(147)	$(187)	21.4%		$(272)	$580	(146.9)%

Nonaccrual loans	$3,457	$6,966	(50.4)
Loans 90 days past due and still accruing	748	1,373	(45.5)
Other real estate owned	203	38	434.2
Total nonperforming assets	4,408	8,377	(47.4)
Accruing troubled debt restructurings (TDRs)	5,750	7,267	(20.9)
Total nonperforming assets and accruing TDRs	$10,158	$15,644	(35.1)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.92%	10.88%	(196	)bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.15	9.92	(177)

Annualized net (recoveries) charge-offs to average loans	(0.04)	(0.05)	1		(0.02)%	0.06%	(8	)bp

Allowance for credit losses as a percent of:
Period-end loans (3)	1.04	0.90	14
Nonaccrual loans	449.09	183.42	266
Nonperforming assets	352.20	152.52	200
Accruing TDRs	270.00	175.82	94
Nonperforming assets and accruing TDRs	152.84	81.67	71

As a percent of total loans:
Nonaccrual loans	0.23	0.49	(26)
Accruing TDRs	0.38	0.51	(13)
Nonaccrual loans and accruing TDRs	0.62	1.00	(38)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.29	0.59	(30)
Nonperforming assets and accruing TDRs	0.68	1.10	(42)

As a percent of total assets:
Nonaccrual loans	0.15	0.38	(23)
Nonperforming assets	0.19	0.46	(27)
Accruing TDRs	0.25	0.40	(15)
Nonperforming assets and accruing TDRs	0.44	0.86	(42)

(1)	See the reconciliation table that begins on page 15 of 16.
(2)	This ratio excludes merger related expenses (Non-GAAP).
(3)	As of September 30, 2021 and September 30, 2020, these ratios included PPP loans of $41.5 million and $126.7 million, respectively. Excluding these loans, the ratios were 1.07% and 0.98% for September 30, 2021 and September 30, 2020, respectively.

Shore Bancshares, Inc.

Consolidated Balance Sheets (Unaudited)

(In thousands, except per share data)

				September 30, 2021	September 30, 2021
	September 30,	December 31,	September 30,	compared to	compared to
	2021	2020	2020	December 31, 2020	September 30, 2020
ASSETS
Cash and due from banks	$18,440	$16,666	$17,577	10.6%	4.9%
Interest-bearing deposits with other banks	292,412	170,251	138,885	71.8	110.5
Cash and cash equivalents	310,852	186,917	156,462	66.3	98.7

Investment securities available for sale (at fair value)	105,125	139,568	139,349	(24.7)	(24.6)
Investment securities held to maturity	250,501	65,706	20,174	281.2	1,141.7
Equity securities, at fair value	1,384	1,395	1,396	(0.8)	(0.9)
Restricted securities	3,189	3,626	3,626	(12.1)	(12.1)

Loans	1,494,897	1,454,256	1,423,965	2.8	5.0
Less: allowance for credit losses	(15,525)	(13,888)	(12,777)	11.8	(21.5)
Loans, net	1,479,372	1,440,368	1,411,188	2.7	4.8

Premises and equipment, net	27,011	24,924	24,679	8.4	9.4
Goodwill	17,518	17,518	17,518	—	—
Other intangible assets, net	1,365	1,719	1,844	(20.6)	(26.0)
Other real estate owned, net	203	—	38	—	434.2
Right of use assets, net	5,512	4,795	4,769	15.0	15.6
Other assets	58,742	46,779	47,129	25.6	24.6
Total assets	$2,260,774	$1,933,315	$1,828,172	16.9	23.7

LIABILITIES
Noninterest-bearing deposits	$554,902	$509,091	$465,304	9.0	19.3
Interest-bearing deposits	1,463,163	1,191,614	1,128,817	22.8	29.6
Total deposits	2,018,065	1,700,705	1,594,121	18.7	26.6

Securities sold under retail repurchase agreements	3,501	1,050	1,019	233.4	243.6
Subordinated debt	24,521	24,429	24,399	0.4	0.5
Total borrowings	28,022	25,479	25,418

Lease liabilities	5,686	4,874	4,840	16.7	17.5
Accrued expenses and other liabilities	7,394	7,238	4,912	2.2	50.5
Total liabilities	2,059,167	1,738,296	1,629,291	18.5	26.4

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; authorized 35,000,000 shares	118	118	122	—	(3.3)
Additional paid in capital	51,641	52,167	58,090	(1.0)	(11.1)
Retained earnings	149,620	141,205	138,765	6.0	7.8
Accumulated other comprehensive income	228	1,529	1,904	(85.1)	(88.0)
Total stockholders' equity	201,607	195,019	198,881	3.4	1.4
Total liabilities and stockholders' equity	$2,260,774	$1,933,315	$1,828,172	16.9	23.7

Period-end common shares outstanding	11,752	11,783	12,218	(0.3)	(3.8)
Book value per common share	$17.15	$16.55	$16.28	3.6	5.3

Shore Bancshares, Inc.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	September 30,			September 30,
	2021	2020	% Change	2021	2020	% Change
INTEREST INCOME
Interest and fees on loans	$15,484	$14,139	9.5%	$44,231	$41,879	5.6%
Interest on investment securities:
Taxable	1,318	730	80.5	3,343	2,087	60.2
Interest on deposits with other banks	97	33	193.9	199	216	(7.9)
Total interest income	16,899	14,902	13.4	47,773	44,182	8.1

INTEREST EXPENSE
Interest on deposits	949	1,470	(35.4)	3,189	5,085	(37.3)
Interest on short-term borrowings	2	1	100.0	5	4	25.0
Interest on long-term borrowings	359	148	142.6	1,088	261	—
Total interest expense	1,310	1,619	(19.1)	4,282	5,350	(20.0)

NET INTEREST INCOME	15,589	13,283	17.4	43,491	38,832	12.0
Provision for credit losses	290	1,500	(80.7)	1,365	2,850	(52.1)

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	15,299	11,783	29.8	42,126	35,982	17.1

NONINTEREST INCOME
Service charges on deposit accounts	805	647	24.4	2,162	2,057	5.1
Trust and investment fee income	477	381	25.2	1,359	1,119	21.4
Gains on sales and calls of investment securities	2	—	—	2	347	—
Other noninterest income	1,625	1,553	4.6	4,846	4,179	16.0
Total noninterest income	2,909	2,581	12.7	8,369	7,702	8.7
NONINTEREST EXPENSE
Salaries and wages	5,091	4,143	22.9	13,495	10,569	27.7
Employee benefits	1,654	1,489	11.1	4,991	4,746	5.2
Occupancy expense	843	774	8.9	2,427	2,174	11.6
Furniture and equipment expense	449	294	52.7	1,168	858	36.1
Data processing	1,170	1,114	5.0	3,514	3,195	10.0
Directors' fees	147	132	11.4	450	386	16.6
Amortization of intangible assets	107	125	(14.4)	353	407	(13.3)
FDIC insurance premium expense	245	132	85.6	653	347	88.2
Other real estate owned expenses, net	4	—	—	6	18	(66.7)
Legal and professional fees	428	447	(4.3)	1,592	1,634	(2.6)
Merger related expenses	538	—	—	915	—	—
Other noninterest expenses	1,258	1,181	6.5	3,745	3,509	6.7
Total noninterest expense	11,934	9,831	21.4	33,309	27,843	19.6

Income before income taxes	6,274	4,533	38.4	17,186	15,841	8.5
Income tax expense	1,657	1,142	45.1	4,541	3,997	13.6

NET INCOME	$4,617	$3,391	36.2	$12,645	$11,844	6.8

Weighted average shares outstanding - basic	11,752	12,483	(5.9)	11,750	12,506	(6.0)
Weighted average shares outstanding - diluted	11,752	12,483	(5.9)	11,750	12,509	(6.1)

Basic and diluted net income per common share	$0.39	$0.27	44.4	$1.08	$0.95	13.7

Dividends paid per common share	0.12	0.12	—	0.36	0.36	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets (Unaudited)

(Dollars in thousands)

	For the Three Months Ended				For the Nine Months Ended
	September 30,				September 30,
	2021		2020		2021		2020
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,487,281	4.14%	$1,406,683	4.01%	$1,461,083	4.06%	$1,348,362	4.16%
Investment securities
Taxable	334,205	1.58	136,017	2.14	283,104	1.58	124,487	2.24
Interest-bearing deposits	250,019	0.15	127,494	0.10	219,540	0.12	81,125	0.36
Total earning assets	2,071,505	3.24%	1,670,194	3.56%	1,963,727	3.26%	1,553,974	3.81%
Cash and due from banks	19,453		18,860		18,536		18,302
Other assets	108,989		94,755		107,174		91,642
Allowance for credit losses	(15,499)		(11,865)		(14,802)		(11,042)
Total assets	$2,184,448		$1,771,944		$2,074,635		$1,652,876

Interest-bearing liabilities
Demand deposits	$462,950	0.14%	$370,922	0.19%	$435,678	0.14%	$318,083	0.30%
Money market and savings deposits	644,330	0.18	442,322	0.21	591,959	0.18	426,570	0.29
Certificates of deposit $100,000 or more	136,059	0.71	127,983	1.68	134,080	1.00	129,319	1.78
Other time deposits	142,777	0.68	148,223	1.42	143,832	0.89	149,841	1.52
Interest-bearing deposits	1,386,116	0.27	1,089,450	0.54	1,305,549	0.33	1,023,813	0.66
Securities sold under retail repurchase
agreements and federal funds purchased	2,718	0.29	1,575	0.25	2,695	0.25	1,613	0.33
Advances from FHLB - long-term	—	—	—	—	—	—	5,255	2.87
Subordinated debt	24,504	5.81	9,859	5.97	24,474	5.94	3,310	5.97
Total interest-bearing liabilities	1,413,338	0.37%	1,100,884	0.59%	1,332,718	0.43%	1,033,991	0.69%
Noninterest-bearing deposits	557,109		458,622		531,199		410,702
Accrued expenses and other liabilities	13,120		11,359		12,631		10,088
Stockholders' equity	200,881		201,079		198,087		198,095
Total liabilities and stockholders' equity	$2,184,448		$1,771,944		$2,074,635		$1,652,876

Net interest spread		2.87%		2.97%		2.83%		3.12%
Net interest margin		2.99%		3.17%		2.97%		3.35%

(1)   All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.

(2)   Average loan balances include nonaccrual loans.

(3)    Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Financial Highlights By Quarter (Unaudited)

(Dollars in thousands, except per share data)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	Q3 2021		Q3 2021
	2021	2021	2021	2020	2020	compared to		compared to
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2021		Q3 2020
PROFITABILITY FOR THE PERIOD
Taxable-equivalent net interest income	$15,623	$14,141	$13,836	$13,799	$13,317	10.5%		17.3%
Less: Taxable-equivalent adjustment	34	38	36	34	34	(10.5)		—
Net interest income	15,589	14,103	13,800	13,765	13,283	10.5		17.4
Provision for credit losses	290	650	425	1,050	1,500	(55.4)		(80.7)
Noninterest income	2,909	2,903	2,557	3,047	2,581	0.2		12.7
Noninterest expense	11,934	10,876	10,499	10,556	9,831	9.7		21.4
Income before income taxes	6,274	5,480	5,433	5,206	4,533	14.5		38.4
Income tax expense	1,657	1,449	1,435	1,320	1,142	14.4		45.1
Net income	$4,617	$4,031	$3,998	$3,886	$3,391	14.5		36.2

Return on average assets	0.84%	0.78%	0.82%	0.82%	0.76%	6	bp	8	bp
Return on average assets excluding merger expenses - Non-GAAP (2)	0.94	0.86	0.82	0.82	0.76	8		18
Return on average equity	9.12	8.19	8.28	7.82	6.71	93		241
Return on average tangible equity - Non-GAAP(1)	11.12	9.89	9.40	8.88	7.63	123		349
Net interest margin	2.99	2.91	3.00	3.08	3.17	8		(18)
Efficiency ratio - GAAP	64.52	63.95	64.19	62.79	61.97	57		255
Efficiency ratio - Non-GAAP (1), (2)	60.92	60.90	63.28	61.91	61.05	2		(13)

PER SHARE DATA
Basic and diluted net income per common share	$0.39	$0.34	$0.34	$0.32	$0.27	14.7%		44.4%

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—		—
Book value per common share at period end	17.15	16.91	16.69	16.55	16.28	1.4		5.3
Tangible book value per common share at period end - Non-GAAP (1)	15.55	15.29	15.06	14.92	14.69	1.7		5.9
Market value at period end	17.73	16.75	17.02	14.60	10.98	5.9		61.5
Market range:
High	18.00	18.01	18.10	15.12	11.77	(0.1)		52.9
Low	16.35	16.10	12.99	10.25	9.14	1.6		78.9

AVERAGE BALANCE SHEET DATA
Loans	$1,487,281	$1,444,684	$1,450,883	$1,430,013	$1,406,683	2.9%		5.7%
Investment securities	334,205	286,121	227,816	179,801	136,017	16.8		145.7
Earning assets	2,071,505	1,949,509	1,867,930	1,780,854	1,670,194	6.3		24.0
Assets	2,184,448	2,061,214	1,975,951	1,880,449	1,771,944	6.0		23.3
Deposits	1,943,225	1,822,148	1,742,666	1,646,980	1,548,072	6.6		25.5
Stockholders' equity	200,881	197,532	195,791	197,591	201,079	1.7		(0.1)

CREDIT QUALITY DATA
Net (recoveries) charge-offs	$(147)	$(125)	$—	$(61)	$(187)	(17.6)%		21.4%

Nonaccrual loans	$3,457	$3,947	$4,880	$5,455	$6,966	(12.4)		(50.4)
Loans 90 days past due and still accruing	748	752	1,188	804	1,373	(0.5)		(45.5)
Other real estate owned	203	203	205	—	38	—		434.2
Total nonperforming assets	$4,408	$4,902	$6,273	$6,259	$8,377	(10.1)		(47.4)

Accruing troubled debt restructurings (TDRs)	$5,750	$6,338	$6,456	$6,997	$7,267	(9.3)		(20.9)

Total nonperforming assets and accruing TDRs	$10,158	$11,240	$12,729	$13,256	$15,644	(9.6)		(35.1)

CAPITAL AND CREDIT QUALITY RATIOS
Period-end equity to assets	8.92%	9.37%	9.61%	10.09%	10.88%	(45	)bp	(196	)bp
Period-end tangible equity to tangible assets - Non-GAAP (1)	8.15	8.55	8.76	9.18	9.92	(40)		(177)

Annualized net (recoveries) charge-offs to average loans	(0.04)	(0.03)	—	(0.02)	(0.05)	(1)		1

Allowance for credit losses as a percent of:
Period-end loans (3)	1.04	1.02	0.98	0.95	0.90	2		14
Nonaccrual loans	449.09	382.27	293.30	254.59	183.42	6,682		266
Nonperforming assets	352.20	307.79	228.17	221.89	152.52	4,441		200
Accruing TDRs	270.00	238.06	221.70	198.49	175.82	3,194		94
Nonperforming assets and accruing TDRs	152.84	134.23	112.44	104.77	81.67	1,861		71

As a percent of total loans:
Nonaccrual loans	0.23	0.27	0.33	0.38	0.49	(4)		(26)
Accruing TDRs	0.38	0.43	0.44	0.48	0.51	(5)		(13)
Nonaccrual loans and accruing TDRs	0.62	0.70	0.78	0.86	1.00	(8)		(38)

As a percent of total loans+other real estate owned:
Nonperforming assets	0.29	0.33	0.43	0.43	0.59	(4)		(30)
Nonperforming assets and accruing TDRs	0.68	0.76	0.87	0.91	1.10	(8)		(42)

As a percent of total assets:
Nonaccrual loans	0.15	0.19	0.24	0.28	0.38	(4)		(23)
Nonperforming assets	0.19	0.23	0.31	0.32	0.46	(4)		(27)
Accruing TDRs	0.25	0.30	0.32	0.36	0.40	(5)		(15)
Nonperforming assets and accruing TDRs	0.44	0.53	0.63	0.68	0.86	(9)		(42)

(1)	See the reconciliation table that begins on page 15 of 16.
(2)	This ratio excludes merger related expenses (Non-GAAP).
(3)	Includes PPP loan balances for all periods shown. As of September 30, 2021, December 31, 2020, and September 30, 2020, these ratios included PPP loans of $41.5 million, $122.8 million and $126.7 million, respectively. Excluding these loans, the ratios were 1.07%, 1.04%, and 0.98% for September 30, 2021, December 31, 2020, and September 30, 2020, respectively.

Shore Bancshares, Inc.

Consolidated Statements of Income By Quarter (Unaudited)

(In thousands, except per share data)

						Q3 2021	Q3 2021
						compared to	compared to
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2021	Q3 2020
INTEREST INCOME
Interest and fees on loans	$15,484	$14,381	$14,366	$14,541	$14,139	7.7%	9.5%
Interest on investment securities:
Taxable	1,318	1,095	931	910	730	20.4	80.5
Interest on deposits with other banks	97	55	47	44	33	76.4	193.9
Total interest income	16,899	15,531	15,344	15,495	14,902	8.8	13.4

INTEREST EXPENSE
Interest on deposits	949	1,056	1,184	1,355	1,470	(10.1)	(35.4)
Interest on short-term borrowings	2	2	1	1	1	—	100.0
Interest on long-term borrowings	359	370	359	374	148	(3.0)	142.6
Total interest expense	1,310	1,428	1,544	1,730	1,619	(8.3)	(19.1)

NET INTEREST INCOME	15,589	14,103	13,800	13,765	13,283	10.5	17.4
Provision for credit losses	290	650	425	1,050	1,500	(55.4)	(80.7)

NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	15,299	13,453	13,375	12,715	11,783	13.7	29.8

NONINTEREST INCOME
Service charges on deposit accounts	805	683	674	782	647	17.9	24.4
Trust and investment fee income	477	475	407	439	381	0.4	25.2
Gains on sales and calls of investment securities	2	—	—	—	—	—	—
Other noninterest income	1,625	1,745	1,476	1,826	1,553	(6.9)	4.6
Total noninterest income	2,909	2,903	2,557	3,047	2,581	0.2	12.7
NONINTEREST EXPENSE
Salaries and wages	5,091	4,262	4,142	4,366	4,143	19.5	22.9
Employee benefits	1,654	1,493	1,844	1,715	1,489	10.8	11.1
Occupancy expense	843	770	814	745	774	9.5	8.9
Furniture and equipment expense	449	412	307	366	294	9.0	52.7
Data processing	1,170	1,217	1,127	1,093	1,114	(3.9)	5.0
Directors' fees	147	154	149	118	132	(4.5)	11.4
Amortization of intangible assets	107	120	126	126	125	(10.8)	(14.4)
FDIC insurance premium expense	245	223	185	138	132	9.9	85.6
Other real estate owned expenses, net	4	1	1	38	—	300.0	—
Legal and professional fees	428	648	516	662	447	(34.0)	(4.3)
Merger related expenses	538	377	—	—	—	42.7	—
Other noninterest expenses	1,258	1,199	1,288	1,189	1,181	4.9	6.5
Total noninterest expense	11,934	10,876	10,499	10,556	9,831	9.7	21.4

Income before income taxes	6,274	5,480	5,433	5,206	4,533	14.5	38.4
Income tax expense	1,657	1,449	1,435	1,320	1,142	14.4	45.1

NET INCOME	$4,617	$4,031	$3,998	$3,886	$3,391	14.5	36.2

Weighted average shares outstanding - basic	11,752	11,752	11,745	12,004	12,483	—	(5.9)
Weighted average shares outstanding - diluted	11,752	11,754	11,747	12,005	12,483	(0.0)	(5.9)

Basic and diluted net income per common share	$0.39	$0.34	$0.34	$0.32	$0.27	14.7	44.4

Dividends paid per common share	0.12	0.12	0.12	0.12	0.12	—	—

Shore Bancshares, Inc.

Consolidated Average Balance Sheets By Quarter (Unaudited)

(Dollars in thousands)

											Average balance
											Q3 2021	Q3 2021
											compared to	compared to
	Q3 2021		Q2 2021		Q1 2021		Q4 2020		Q3 2020		Q2 2021	Q3 2020
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	balance	rate	balance	rate	balance	rate	balance	rate	balance	rate
Earning assets
Loans (1), (2), (3)	$1,487,281	4.14%	$1,444,684	4.00%	$1,450,883	4.03%	$1,430,013	4.05%	$1,406,683	4.01%	2.9%	5.7%
Investment securities
Taxable	334,205	1.58	286,121	1.53	227,816	1.63	179,801	2.02	136,017	2.14	16.8	145.7
Interest-bearing deposits	250,019	0.15	218,704	0.10	189,231	0.10	171,040	0.10	127,494	0.10	14.3	96.1
Total earning assets	2,071,505	3.24%	1,949,509	3.20%	1,867,930	3.34%	1,780,854	3.47%	1,670,194	3.56%	6.3	24.0
Cash and due from banks	19,453		16,908		19,245		17,268		18,860		15.1	3.1
Other assets	108,989		109,457		103,010		95,684		94,755		(0.4)	15.0
Allowance for credit losses	(15,499)		(14,660)		(14,234)		(13,357)		(11,865)		5.7	30.6
Total assets	$2,184,448		$2,061,214		$1,975,951		$1,880,449		$1,771,944		6.0	23.3

Interest-bearing liabilities
Demand deposits	$462,950	0.14%	$405,473	0.13%	$438,340	0.14%	$420,582	0.18%	$370,922	0.19%	14.2	24.8
Money market and savings deposits	644,330	0.18	605,202	0.17	510,881	0.18	459,237	0.20	442,322	0.21	6.5	45.7
Certificates of deposit $100,000 or more	136,059	0.71	135,376	1.04	130,745	1.26	128,642	1.45	127,983	1.68	0.5	6.3
Other time deposits	142,777	0.68	143,821	0.90	144,919	1.10	145,795	1.27	148,223	1.42	(0.7)	(3.7)
Interest-bearing deposits	1,386,116	0.27	1,289,872	0.33	1,224,885	0.39	1,154,256	0.47	1,089,450	0.54	7.5	27.2
Securities sold under retail repurchase agreements
and federal funds purchased	2,718	0.29	3,123	0.26	2,238	0.18	1,101	0.36	1,575	0.25	(13.0)	72.6
Subordinated debt	24,504	5.81	24,474	6.06	24,443	5.96	24,420	6.09	9,859	5.97	0.1	148.5
Total interest-bearing liabilities	1,413,338	0.37%	1,317,469	0.43%	1,251,566	0.50%	1,179,777	0.58%	1,100,884	0.59%	7.3	28.4
Noninterest-bearing deposits	557,109		532,276		517,781		492,724		458,622		4.7	21.5
Accrued expenses and other liabilities	13,120		13,937		10,813		10,357		11,359		(5.9)	15.5
Stockholders' equity	200,881		197,532		195,791		197,591		201,079		1.7	(0.1)
Total liabilities and stockholders' equity	$2,184,448		$2,061,214		$1,975,951		$1,880,449		$1,771,944		6.0	23.3

Net interest spread		2.87%		2.77%		2.84%		2.89%		2.97%
Net interest margin		2.99%		2.91%		3.00%		3.08%		3.17%

(1)   All amounts are reported on a tax-equivalent basis computed using the statutory federal income tax rate of 21.0%, exclusive of nondeductible interest expense.

(2)   Average loan balances include nonaccrual loans.

(3)    Interest income on loans includes accreted loan fees, net of costs and accretion of discounts on acquired loans, which are included in the yield calculations.

Shore Bancshares, Inc.

Reconciliation of Generally Accepted Accounting Principles (GAAP)

and Non-GAAP Measures (Unaudited)

(In thousands, except per share data)

						YTD	YTD
	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	9/30/2021	9/30/2020

The following reconciles return on average equity and return on average tangible equity (Note 1):

Net Income	$4,617	$4,031	$3,998	$3,886	$3,391	$12,645	$11,844
Net Income - annualized (A)	$18,317	$16,168	$16,214	$15,460	$13,490	$16,906	$15,821

Net income, excluding net amortization of intangible assets
and merger releated expenses	$5,098	$4,402	$4,092	$3,980	$3,484	$13,591	$12,148
Net income, excluding net amortization of intangible assets - annualized (B)	$20,226	$17,656	$16,595	$15,833	$13,860	$18,171	$16,227

Average stockholders' equity (C)	$200,881	$197,532	$195,791	$197,591	$201,079	$198,087	$198,095
Less: Average goodwill and other intangible assets	(18,942)	(19,053)	(19,178)	(19,304)	(19,430)	(19,057)	(19,564)
Average tangible equity (D)	$181,939	$178,479	$176,613	$178,287	$181,649	$179,030	$178,531

Return on average equity (GAAP) (A)/(C)	9.12%	8.19%	8.28%	7.82%	6.71%	8.53%	7.99%
Return on average tangible equity (Non-GAAP) (B)/(D)	11.12%	9.89%	9.40%	8.88%	7.63%	10.15%	9.09%

The following reconciles GAAP efficiency ratio and non-GAAP efficiency ratio (Note 2):

Noninterest expense (E)	$11,934	$10,876	$10,499	$10,556	$9,831	$33,309	$27,843
Less: Amortization of intangible assets	(107)	(120)	(126)	(126)	(125)	(353)	(407)
Merger Expenses	(538)	(377)	—	—	—	(915)	—
Adjusted noninterest expense (F)	$11,289	$10,379	$10,373	$10,430	$9,706	$32,041	$27,436

Net interest income (G)	15,589	14,103	13,800	13,765	13,283	43,491	38,832
Add: Taxable-equivalent adjustment	34	38	36	34	34	108	107
Taxable-equivalent net interest income (H)	$15,623	$14,141	$13,836	$13,799	$13,317	$43,599	$38,939

Noninterest income (I)	$2,909	$2,903	$2,557	$3,047	$2,581	$8,369	7,702
Less: Investment securities (gains)	(2)	—	—	—	—	(2)	(347)
Adjusted noninterest income (J)	$2,907	$2,903	$2,557	$3,047	$2,581	$8,367	$7,355

Efficiency ratio (GAAP) (E)/(G)+(I)	64.52%	63.95%	64.19%	62.79%	61.97%	64.23%	59.83%
Efficiency ratio (Non-GAAP) (F)/(H)+(J)	60.92%	60.90%	63.28%	61.91%	61.05%	61.66%	59.26%

The following reconciles book value per common share and tangible book value per common share (Note 1):

Stockholders' equity (L)	$201,607	$198,682	$196,104	$195,019	$198,881
Less: Goodwill and other intangible assets	(18,883)	(18,991)	(19,111)	(19,237)	(19,362)
Tangible equity (M)	$182,724	$179,691	$176,993	$175,782	$179,519

Shares outstanding (N)	11,752	11,752	11,752	11,783	12,218

Book value per common share (GAAP) (L)/(N)	$17.15	$16.91	$16.69	$16.55	$16.28
Tangible book value per common share (Non-GAAP) (M)/(N)	$15.55	$15.29	$15.06	$14.92	$14.69

The following reconciles equity to assets and tangible equity to tangible assets (Note 1):

Stockholders' equity (O)	$201,607	$198,682	$196,104	$195,019	$198,881
Less: Goodwill and other intangible assets	(18,883)	(18,991)	(19,111)	(19,237)	(19,362)
Tangible equity (P)	$182,724	$179,691	$176,993	$175,782	$179,519

Assets (Q)	$2,260,774	$2,120,260	$2,039,631	$1,933,315	$1,828,172
Less: Goodwill and other intangible assets	(18,883)	(18,991)	(19,111)	(19,237)	(19,362)
Tangible assets (R)	$2,241,891	$2,101,269	$2,020,520	$1,914,078	$1,808,810

Period-end equity/assets (GAAP) (O)/(Q)	8.92%	9.37%	9.61%	10.09%	10.88%
Period-end tangible equity/tangible assets (Non-GAAP) (P)/(R)	8.15%	8.55%	8.76%	9.18%	9.92%

Note 1:   Management believes that reporting tangible equity and tangible assets more closely approximates the adequacy of capital for regulatory purposes.

Note 2:   Management believes that reporting the non-GAAP efficiency ratio more closely measures its effectiveness of controlling cash-based operating activities.